Exhibit 10.1

Shanghai Blue Investment Management Consulting Co., Ltd

With

Ningbo Free Trade Zone cross-border supply chain management and settlement Technology Co., Ltd

Memorandum of Cooperation

This memorandum of understanding was signed by Shanghai Blue Investment Management Consulting Co., Ltd. (hereinafter referred to as “Shanghai Blue”) and Ningbo Free Trade Zone Cross-Border Supply Chain Management and Settlement Technology Co., Ltd. (hereinafter referred to as “FTZ Clearing Company”) in Jan 10, 2019:

1.	Intent to cooperate

Given that Shanghai Blue is a leading provider of financial technology and digital asset management services for the financial, manufacturing and consumer industries.

Given that FTZ Clearing Company is a company that services small and micro enterprises, and provides 3 key digital financial solutions for its clients: "easy enterprise financing platform" for SMEs, cross-border RMB channel settlement technology, and cross-border "digital union pay". FTZ Clearing Company has signed a cross-border settlement channel cooperation agreement with China UnionPay which waives limits for its platform- each merchant can enjoy 10 million RMB per day cross-border settlement quota.

Therefore, this memorandum of cooperation was reached on the basis of the principle of “equality, voluntarism, honesty and trustworthiness, mutual benefit and long-term cooperation” between the two sides.

2.	Content of cooperation

In accordance with the needs, the two sides will conduct in-depth cooperation in cross-border supply chain management and payment and settlement business in compliance with national laws and regulations, national policies and their internal rules and regulations in areas such as:

a.	Cross-border RMB pricing settlement business (provided traffic is not higher than 500 million per day);

b.	Insurance Technology Innovation Products Value-Added Services;

c.	Platform financing services;

d.	Digital asset trading services under the supply chain fund;

e.	Import and export tax rebate facilitation services;

f.	Introduce artificial intelligence, based on the block chain supply chain management, finance and other big data management technology platforms; work with platform customers to either customize technology or create a common services platform;

3.	Cooperation Terms

a.	Shanghai Blue can provide (but not limited to) the following contents:

i.	Recommend and introduce cross-border payment customers to the FTZ Clearing Company platform, including but not limited to the Asia-Pacific electronic port (APMEN) cooperation projects, food industry service providers, etc;

ii.	Provide FinTech service support for FTZ Clearing Company’s platform, including but not limited to risk management technology through artificial intelligence, blockchain-based supply chain management and finance, and other big data management technology platforms. This would include blockchain finance and management platforms that cooperate with Bubi and Jingtong, and supply chain finance platform that is being created by Heying Fund Management and Yuen Hai Fund Management.

Shanghai Blue may transfer its rights and obligations under this memorandum to a third party designated by, but under the control of Shanghai Blue.

b.	The FTZ Clearing Company may provide including but not limited to the following contents:

i.	Open its business platform, including but not limited to “easy enterprise financing platform", and cooperate with Shanghai Blue and its referral customers;

ii.	Recommend its platform for customers to Shanghai Blue, help Shanghai Blue customize financial services to its clients;

iii.	Help Shanghai Blue’s participation in the Ningbo Free Trade Zone to build a common technical service platform for cooperation.

c.	The parties shall assume the relevant duty of upholding confidentiality in accordance with this memorandum.

d.	Shanghai Blue designated [Zhu Yun] (telephone [], e-mail []) for the business with the FTZ Clearing Company, FTZ Clearing Company designated [] (telephone [], e-mail []) as business counterpart to help coordinate with Shanghai Blue, responsible for the implementation of the cooperation between the two sides in the project.

4.	Revenue Sharing

The two sides agreed, such as the referral of customers from Shanghai Blue to the FTZ Clearing Company platform, that revenue derived from such businesses be divided with 40% to Shanghai Blue, 60% to FTZ Clearing Company. If, in the course of specific implementation, the parties have agreed otherwise on the revenue sharing, they may sign a separate written agreement.

5.	Confidentiality

a.	During the performance of this MoU, a party to this MoU (hereinafter referred to as the “disclosing party”) may provide information, records, documents and materials on business, finance, technology, personnel, management, investment, etc. to the other party in the MoU (hereinafter referred to as the “recipient”), as well as comments, suggestions, analysis, research reports, etc. (hereinafter referred to as “confidential information”). The receiving party shall keep confidential any information of the disclosing party and ensure that the confidential information is used only for the purpose related to the specific project. The recipient shall not disclose, in whole or in part, any content of the confidential information to any other person or institution not involved in the specific project, unless the disclosure is made with the prior written consent of the disclosing party or at the request of the legal and regulatory authorities.

b.	Non-confidential information. This confidential information does not include: (a) information obtained by the recipient from a third party and, as the recipient knows, that the third party does not have any memorandum, legal or agency obligations with the disclosing party to prohibit it from providing that information to the recipient; (b) information that has been made public, but is not caused by the recipient's breach of the disclosure of this memorandum; (c) information that has been authorized in writing by the disclosing party; (d) information that has been independently developed by the recipient without the direct or indirect use of the confidential information provided by the disclosing party; (e) information that the recipient has previously provided by the disclosing party. information obtained from legitimate sources.

c.	Term. The confidentiality obligations of the receiving party shall remain in force for a period of [two] years after the termination of the cooperation in this memorandum.

6.	Other conditions

a.	Matters not covered by this memorandum shall be determined by mutual agreement between the parties. Any supplement or amendment to this MoU shall be effective in writing and signed by both parties. The change or termination of this memorandum shall not affect the validity of the special or specific business cooperation agreement signed by the parties during the performance of this memorandum.

b.	this memorandum shall be governed by and construed in accordance with the laws of the people's Republic of China. The parties agree that any dispute arising out of or in connection with this memorandum shall be settled by friendly consultation between the parties. If the dispute cannot be settled through negotiation, the parties agree that, at the request of any party, the dispute will be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules and procedures. The place of arbitration is in Beijing. The parties agreed to apply the ordinary procedure of Arbitration, which consists of three persons. The decision of the arbitration shall be final and binding on both parties.

c.	This memorandum is in duplicate, each side holds one copy; it is effective upon authorized representatives’ signature and stamp with the official seal and dated.

d.	the parties agree and confirm that Article 5 (duty of confidentiality) and Article 6 (other conditions) of this MoU are legally binding and that the other provisions of this MoU only express the intention of the parties to cooperate and do not constitute any legal rights or obligations of any party. The specific cooperation matters involved in this agreement, should be in line with laws and regulations, national policies and their respective rules and regulations of the premise, by the relevant parties to sign a specific business or special contract to determine the relationship between rights and obligations.

(There is no text below this page for the signature page)

(This page is the signing of the memorandum of cooperation between Ningbo free trade zone cross-border supply chain management and settlement Technology Co., Ltd)

Shanghai Blue Investment Management Consulting Co., Ltd. (seal)

Authorized representative (signature):

Position:

Ningbo free trade zone cross-border supply chain management and settlement Technology Co., Ltd. (stamp)

Authorized representative (signature):

Position: